   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2000.

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                              -------------------

                                 LCA GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------

                     DELAWARE                                           51-0305205
           (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
        OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

            C/O U.S. INDUSTRIES, INC.                                   08830-0169
              101 WOOD AVENUE SOUTH                                     (ZIP CODE)
                   ISELIN, N.J.
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (732) 767-0700

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                              NAME OF EACH EXCHANGE ON WHICH
       TITLE OF EACH CLASS TO BE REGISTERED                   EACH CLASS IS TO BE REGISTERED
       ------------------------------------                   ------------------------------
     Common Stock, par value $0.01 per share                     New York Stock Exchange
         Preferred Stock Purchase Rights                         New York Stock Exchange

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE

                                 LCA GROUP INC.

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

ITEM 1. BUSINESS

    The registrant, LCA Group Inc. ('LCA'), a Delaware corporation, is presently a wholly-owned subsidiary of U.S. Industries, Inc. ('USI').

    The information required by this item is contained in the sections entitled 'Summary,' 'The Spin-off,' 'Financial Statements' and 'Business' of the Information Statement.*

ITEM 2. FINANCIAL INFORMATION

    The information required by this item is contained in the sections entitled 'Summary,' 'Capitalization,' 'Selected Combined Financial Data,' 'Unaudited Pro Forma Combined Condensed Financial Data' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' of the Information Statement.*

ITEM 3. PROPERTIES

    The information required by this item is contained in the section entitled 'Business' of the Information Statement.*

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information required by this item is contained in the sections entitled 'Executive Compensation' and 'Projected Ownership of Our Stock Immediately after the Spin-off' of the Information Statement.*

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

    The information required by this item is contained in the sections entitled 'Management -- Directors' and 'Management -- Executive Officers' of the Information Statement.*

ITEM 6. EXECUTIVE COMPENSATION

    The information required by this item is contained in the section entitled 'Executive Compensation' of the Information Statement.*

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The information required by this item is contained in the section entitled 'The Spin-off -- Agreements between LCA and USI and Relationship after the Spin-off' of the Information Statement.*

ITEM 8. LEGAL PROCEEDINGS

    The information required by this item is contained in the section entitled 'Business -- Legal Proceedings' of the Information Statement.*

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The information required by this item is contained in the sections entitled 'The Spin-off -- Manner of Effecting the Spin-off,' 'The Spin-off -- Results of the Spin-off,' 'Projected Ownership of Our Stock Immediately After the Spin-off' and 'Description of Capital Stock' of the Information Statement.*

---------
* Incorporated by reference.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

    None.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The information required by this item is contained in the sections entitled 'Description of Capital Stock,' 'Rights Plan' and 'Purposes and Effects of Certain Provisions of Certificate of Incorporation, By-Laws and Delaware Statutory Law' of the Information Statement.*

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The information required by this item is contained in the sections entitled 'Purposes and Effects of Certain Provisions of the Certificate of Incorporation, By-Laws and Delaware Statutory Law' and 'Limitation on Liability and Indemnification of Officers and Directors' of the Information Statement.*

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The information required by this item is identified in 'Index to Combined Financial Statements' of the Information Statement.*

ITEM 14.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

    1. See Index to Combined Financial Statements on page F-1 of the Information Statement.*

    2. Financial Statement Schedules:

    II. Valuation and Qualifying Accounts

    All Schedules, other than that indicated above, are inapplicable, and are therefore omitted.

(b) Exhibits

         2.1    --   Information Statement (attached to this Registration
                     Statement as Annex A)***
         3.1    --   Form of Amended and Restated Certificate of Incorporation of
                     LCA (attached to Exhibit 2.1 as Annex A)***
         3.2    --   Form of Amended and Restated By-Laws of LCA**
         4.1    --   Form of Rights Agreement between LCA and Mellon Investor
                     Services LLC as Rights Agent**
         4.2    --   Specimen form of certificate evidencing LCA common stock**
        10.1    --   Form of Distribution and Indemnification Agreement between
                     USI and LCA**
        10.2    --   Form of Tax Sharing and Indemnification Agreement between
                     USI and LCA**
        10.3    --   Form of Transition Services Agreement between USI and LCA***
        10.4(a)  --  Employment Agreement between LCA and James O'Leary**
        10.4(b)  --  Employment Agreement between LCA and Steven C. Barre**
        10.4(c)  --  Employment Agreement between LCA and Joseph P. McPartland**
        10.4(d)  --  Employment Agreement between LCA and Diana E. Burton**
        10.4(e)  --  Employment Agreement between LCA and Nicola Rossi**
        10.5    --   LCA Group Inc. Stock Incentive Plan (attached to Exhibit 2.1 as Annex B)***
        10.6    --   LCA Group Inc. 2001 Annual Performance Incentive Plan**
        10.7    --   Index to Intercompany Promissory Notes**
        21.1    --   Index to Subsidiaries of LCA (attached to Exhibit 10.1 as
                     Schedule 1.1)**
        27.1    --   Index to Financial Data Schedule**

---------

  * Incorporated by reference.

 ** Previously filed with Amendment No. 2.

*** Filed herewith.

                                       2

________________________________________________________________________________

                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      LCA GROUP INC.

                                      By: /s/ STEVEN C. BARRE
                                         .....................................
                                         Name: Steven C. Barre
                                         Title: Senior Vice President, General
                                         Counsel and Secretary

December 29, 2000

                                       3


                              STATEMENT OF DIFFERENCES
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